Exhibit 99.1

News Release

For Immediate Release
GenCorp Announces Senior Credit Facility
Amendment and Repurchase of Debt

SACRAMENTO, Calif. – March 19, 2010 – GenCorp Inc. (NYSE: GY) announced today that it executed an amendment to its $280.0 million senior credit facility.  The amendment, among other things, (i) permits the Company to repurchase or refinance its outstanding convertible subordinated notes and senior subordinated notes, subject to certain conditions; (ii) permits the Company to incur additional senior unsecured or subordinated indebtedness, subject to specified limits and other conditions; (iii) provides more flexible terms surrounding the leverage ratio compliance; and (iv) permits the Company to conduct a rescission offer, using stock and/or cash up to $15.0 million, with respect to certain units issued under the GenCorp Retirement Savings Plan.

The amendment reduces the revolving credit facility capacity from $80.0 million to $65.0 million and the letter of credit subfacility capacity from $125.0 million to $100.0 million. In addition, the interest rate on LIBOR rate borrowings is LIBOR plus 325 basis points, an increase of 100 basis points, and the letter of credit subfacility commitment fee has been similarly amended.

On March 18, 2010, the Company also entered into an agreement with certain holders to repurchase $22.5 million principal amount of its 9 ½% senior subordinated notes at 102% of par, plus accrued and unpaid interest, and $14.3 million principal amount of its 2¼% convertible subordinated debentures at 93% of par, plus accrued and unpaid interest. The Company anticipates that it will retire the repurchased securities.  The Company repurchased the debt using a portion of the net proceeds of its 4 1/16% convertible subordinated debentures issued in December 2009.

Scott J. Seymour, GenCorp Inc. President and CEO and President, Aerojet, said, "We are pleased with the successful closing of this amendment which provides the Company with more flexibility to manage its capital structure and operations."

Forward-Looking Statements

Certain information contained in this release may be considered "forward-looking statements" as defined by Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. GenCorp makes these statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995. All statements in this release other than historical information may be deemed forward-looking statements. These statements present (without limitation) the expectations, beliefs, plans and objectives of management and future financial performance and assumptions underlying, or judgments concerning, the matters discussed in the statements. The words "believe," "estimate," "anticipate," "project," "may," "should," "will," "could" and "expect," and similar expressions, are intended to identify forward-looking statements.

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Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, the outcome of litigation and contingencies, environmental remediation and anticipated costs of capital. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in our forward-looking statements. These factors, risks and uncertainties that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include but are not limited to those described in the "Risk Factors" section of each Annual Report on Form 10-K and in any quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

Contact information:
Investors: Kathy Redd, chief financial officer 916.355.2361
Media: Linda Cutler, vice president, corporate communications  916.351.8650

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